EXHIBIT 10(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Post-Effective Amendment No. 3 under the Securities Act of 1933 and Amendment No. 4 under the Investment Company Act of 1940 to the registration statement on Form N-4 ("Registration Statement") of our reports each dated March 21, 2003 and of our report dated February 5, 2003, relating to the financial statements of Phoenix Life Variable Accumulation Account (Phoenix Investor's Edge(SM) (Death Benefit Option 1)) and Phoenix Life Variable Accumulation Account (Phoenix Investor's Edge(SM) (Death Benefit Option
2)) and the consolidated financial statements of Phoenix Life Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
April 28, 2003